UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7,  2009

NEWPORT DIGITAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

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Nevada (State or other Jurisdiction of Incorporation or organization)	000-33251 (Commission File Number)	33-0903004 (IRS Employer I.D. No.)

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620 Newport Ctr Drive Suite 570

Newport Beach, CA  92660

949-644-1433

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

ITEM 5.02  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2009,  Weiling Tsao was appointed President and Chief Operating Officer, Gary DeMel, formerly Chief Executive Officer, moved to the non executive officer position of Chief Strategy Officer and Michael Lutton was appointed Chief Executive Officer of the Company.  The Company made this realignment of officers in order to strengthen its management team and focus each individual in the area of his expertise.  As a part of this realignment, Mr. DeMel’s existing contract was rescinded, and the Company is negotiating terms for a new employment agreement with Mr. DeMel, while Mr Tsao’s  and Mr. Lutton’s existing contracts remain the same, but with the addition of the title of Chief Executive Officer to Mr Lutton’s contract and the addition of  the title of President to Mr. Tsao’s contract.

Michael T. Lutton, age 52, has a long and varied business career dealing with global banks and investors. Mr. Lutton served as President of both The Irvine Industrial Company and the Irvine Office Company, subsidiaries of the Irvine Company, Orange County, California, from 1984 to 1993.  In this position, he was responsible for the development of commercial buildings, leasing and sales of commercial buildings, and asset management for the companies.  These subsidiaries were responsible for all development and asset management of The Irvine Company's "on and off ranch" portfolios. Mr. Lutton served as Chairman and CEO of PM Realty Group, a large asset management company, holding that position from 1993 to 2000.  PM Realty Group was engaged in leasing, selling and asset and property management of large commercial buildings and properties.. From 2001 to the present, Mr. Lutton has served as a Managing Member of Centurion Partners, a Company engaged in real estate development.  In this position Mr. Lutton oversaw the acquisition and development of the 33 story Sapphire Tower Condominium Project in downtown San Diego.  Mr. Lutton has a Bachelor of Science from the University of Southern California.

Weiling Tsao, age 58, is a twenty-seven year veteran of the semiconductor, computer, and consumer electronics industries. From 2005 until joining the Company in July of 2009, Mr. Tsao operated his own consulting business, providing business consulting services to a diverse list of Chinese and International Companies, and assisting them in developing original design manufacturer relationships and original equipment manufacturer relationships in China, the United States, Japan, Korea and Taiwan.  From 1997 to 2005, Mr. Tsao worked for AMD /ATI TECHNOLOGIES INC, a $2.0 billion company which develops, manufactures and markets graphics/video/multimedia processors to worldwide computing and information processing OEM, ODM, SI and other sales Channels.  Mr Tsao served  as Senior Director for Strategic Sales and Business Development-Asia Pacific beginning in 1998, and had WW OEM customer data base responsibility not just for Asia Pacific, but also including North America, for  such Companies as IBM, HP/Compaq, Dell, Apple, and Intel.  Mr Tsao’s responsibilities extended to R&D, engineering, production, operation, business development and strategic sales  for the Company.  Mr. Tsao had responsibility for $800 million in revenues streams, was also responsible for APAC business in Japan, Taiwan, China, and Korea. Mr Tsao also managed a sales team responsible for direct sales, inside sales, rep firm offices, and field application engineers. Mr. Tsao holds a B.S. in EECS from UC Berkeley and a MBA from UC Santa Cruz.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT DIGITAL TECHNOLOGIES, INC.

Dated: December 10 , 2009

By:  Michael Lutton, Chief Executive Officer

/s/ Michael Luttion